UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2013

AMERICAN RESTAURANT CONCEPTS, INC.
 (Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54226 (Commission File Number)	59-3649554 (IRS Employer Identification No.)

1405 West Pinhook Road, Suite 102 Lafayette, Louisiana (Address of principal executive offices)	70503 (Zip Code)

Registrant’s telephone number, including area code:  (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2013 (the “Effective Date”), American Restaurant Concepts, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Blue Victory Holdings, Inc. (“Blue Victory”) pursuant to which Blue Victory agreed to extend a revolving line of credit facility to the Company for up to $1 million.  Under the terms of the Loan Agreement, Blue Victory will make loans to the Company in such amounts as the Company may request from time to time, provided that the total amount of loans requested in any calendar month may not exceed $150,000.  All loan requests are subject to approval by Blue Victory.  The Company may use the proceeds from the credit facility for general working capital purposes.

The credit facility is unsecured, accrues interest at a rate of six percent per annum, and will terminate upon the earlier to occur of the fifth anniversary of the Loan Agreement or the occurrence of an event of default (the “Termination Date”).  The outstanding principal balance of the credit facility and any accrued and unpaid interest thereon are payable in full on the Termination Date.  Loans may be prepaid by the Company without penalty and borrowed again at any time prior to the Termination Date.  Blue Victory has the right, at any time on or after the Effective Date, to convert all or any portion of the outstanding principal of the credit facility, together with accrued interest payable thereon, into shares of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), at a conversion rate equal to: (i) the closing price of the Common Stock on the date immediately preceding the conversion date if the Common Stock is then listed on the Over-the-Counter Bulletin Board or a national stock exchange, (ii) the average of the most recent bid and ask prices on the date immediately preceding the conversion date if the Common Stock is then listed on any of the tiers of the OTC Markets Group, Inc., or (iii) in all other cases, the fair market value of the Common Stock as determined by the Company and Blue Victory.

As of the Effective Date, the Company had outstanding loans from Blue Victory that were interest free and payable on demand to Blue Victory in the aggregate amount of $415,316 (the “Prior Loans”).  The Prior Loans were converted into loans under the Loan Agreement.  Accordingly, the outstanding principal amount of the credit facility on the Effective Date was $415,316.  The obligation of the Company to pay the outstanding balance of the credit facility is evidenced by a promissory note (the “Promissory Note”), dated September 13, 2013, that was issued by the Company to Blue Victory on the Effective Date.

On September 13, 2013, the Company and Blue Victory also entered into a Consulting Agreement (the “Consulting Agreement”) for a term of five years pursuant to which Blue Victory agreed to provide consulting and advisory services to the Company with respect to several areas of the Company’s business, including, but not limited to: (i) the identification and acquisition of undervalued restaurants and other assets, (ii) asset management, operation and development, (iii) branding, marketing and advertising, (iv) mergers, acquisitions, divestitures and joint ventures, and (v) equity and debt financings.  The Company will pay Blue Victory a consulting fee of $2,500 each calendar quarter during the term.  The consulting fee is payable in cash or in shares of Common Stock at Blue Victory’s discretion.

The foregoing description of the Loan Agreement, Promissory Note and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, Promissory Note and Consulting Agreement attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Loan Agreement, dated September 13, 2013, by and between American Restaurant Concepts, Inc. and Blue Victory Holdings, Inc.

10.2	Promissory Note, dated September 13, 2013, issued by American Restaurant Concepts, Inc. in favor of Blue Victory Holdings, Inc.

10.3	Consulting Agreement, dated September 13, 2013, by and between American Restaurant Concepts, Inc. and Blue Victory Holdings, Inc.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESTAURANT CONCEPTS, INC.

Dated: September 19, 2013	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number                                           Description

10.1	Loan Agreement, dated September 13, 2013, by and between American Restaurant Concepts, Inc. and Blue Victory Holdings, Inc.

10.2	Promissory Note, dated September 13, 2013, issued by American Restaurant Concepts, Inc. in favor of Blue Victory Holdings, Inc.

10.3	Consulting Agreement, dated September 13, 2013, by and between American Restaurant Concepts, Inc. and Blue Victory Holdings, Inc.